"ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY PROSPECT MEDICAL HOLDINGS, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT."


                                  1995 AMENDMENT TO

                          IPA COMMERCIAL SERVICES AGREEMENT

     "The undersigned parties to the PacifiCare IPA Commercial Services Agreement ("Agreement") between PacifiCare of California ("PacifiCare") and Santa Ana Tustin Physicians Group, Inc. ("IPA") do hereby amend the Agreement as set forth herein. Except as otherwise specifically provided, terms utilized herein shall have the meanings set forth in the Agreement. Except as specifically amended herein, the Agreement shall remain unchanged and in full effect."

1. Paragraph 1, DEFINITIONS, PACIFICARE CHOICE is redefined to read as follows. All references to PacifiCare Choice in this Agreement, as may be amended, shall refer to PacifiCare Point of Service.

          PACIFICARE POINT OF SERVICE - is a health plan consisting of the PacifiCare Health Plan, plus the Out-of-Network Indemnity Plan.

2. Paragraph 1, DEFINITIONS, PACIFICARE HEALTH PLAN is redefined to read as follows.

          PACIFICARE HEALTH PLANS - is any one of various prepaid health service plans operated by PacifiCare as described in the PacifiCare Medical and Hospital Group Subscriber Agreement, the PacifiCare Medical And Hospital Individual Conversion Member Agreement and PacifiCare Medical and Hospital Individual Subscriber Agreement, and attachments, addenda, supplements and periodic amendment thereto, copies of which are attached hereto and Attachment B, incorporated in full herein by reference. For purposes of this Agreement, the PacifiCare Health Plan shall not include PacifiCare's Secure Horizons Plan.

3. Paragraph 1, DEFINITIONS, is amended in part to add the following definitions:

          NET PREMIUM - is the amount of gross premiums billed by PacifiCare each month for coverage of Subscribers designating IPA as their Participating Medical Group, excluding amounts billed by PacifiCare to cover broker commissions and optional supplemental benefits.

          PHARMACY PREMIUM - is the gross premiums billed by PacifiCare each month for coverage of Subscribers for the outpatient prescription drug benefit.

4. Paragraph 3.07.01, COLLECTION OF CHARGES FOR OUT-OF-NETWORK SERVICES, is amended in full to read as follows:

     3.07.01 COLLECTION OF CHARGES FOR OUT-OF-NETWORK SERVICES - Notwithstanding anything to the contrary in Section 3.07 or elsewhere in the Agreement, if an IPA Member Physician or Specialist Physician provides Out-of-Network Services to a PacifiCare Choice Subscriber, IPA shall bill the Out-of-Network Indemnity Plan carrier for such services and agrees to accept full reimbursement at the Cost of Care rates described in Attachment A4 of this Agreement.

5. Paragraph 3.16, RECIPROCITY AGREEMENTS, is amended in full to read as follows:

     3.16 RECIPROCITY AGREEMENTS - IPA agrees to develop agreements among PacifiCare's Participating Medical Groups to assure reciprocity of health care among the Participating Medical Groups for PacifiCare Subscribers. IPA shall accept non-emergency or specialty Referrals from such other Participating Medical Groups and such other Participating Medical Groups shall be required to accept non-emergency or specialty Referrals from IPA. Payment for the foregoing Referrals shall be no greater than the Cost of Care Rates described in Attachment A4.

6.   Paragraph 5.04, MOST FAVORED PLAN is added to read as follows:

     5.04 MOST FAVORED PLAN - IPA represents that, during the term of this Agreement, the compensation rates payable under this Agreement are and shall continue to be equal to or less than the rates charged under other IPA agreements for the provision of services to enrollees of health care service plans ("Competing Plan Agreements"), when such rates are adjusted to reflect different risk levels and programs under the Competing Plan Agreements (the "Adjusted Rates"). If at any time IPA agrees or has agreed to accept lower Adjusted Rates under a Competing Plan Agreement than the rates set forth in this Agreement, or any amendment hereto, IPA shall immediately notify PacifiCare in writing of such agreement and the applicable lower Adjusted Rates. Within thirty (30) days thereafter, PacifiCare and IPA shall meet to discuss implementation of new compensation rates under this Agreement which shall be equal to or less than the Adjusted Rates accepted under the Competing Plan Agreement. If the parties fail to agree to implementation procedures for the new rates within thirty (30) days of the effective date of the Competing
     Plan Agreement, the compensation rates under this Agreement will be lowered upon notice to IPA from PacifiCare to equal the lower Adjusted Rate. The new compensation rates shall be effective the date the lower Adjusted Rates become effective under the Competing Plan Agreement.
     IPA's failure to notify PacifiCare of the acceptance of lower Adjusted Rates from a Competing Plan shall be grounds for termination of this Agreement by PacifiCare pursuant to Section 7.01.02(d).

7.   Attachment A1, HOSPITAL SERVICES, is amended in part to read as follows:

     Paragraph 1.f. (Covered Inpatient Hospital Care) is added to read as follows:

          f. Inpatient mental health (when covered pursuant to the PacifiCare Health Plan)

     Paragraph 8.f. (Covered Other Hospital Services) is added to read as follows:

          f.   Self injectable medications.

     Paragraph 9.e. (Excluded Hospital Services) is amended to read as follows:

          e. Inpatient and outpatient psychiatric care (except when specifically covered pursuant to a PacifiCare Health Plan)

8. Attachment A3, Paragraph 2 of the INDIVIDUAL STOP LOSS PROGRAM is amended to read as follows:

          2. Deductible and Premium: For the 1995 calendar year, the ISL Deductible shall equal [ ** ] per Subscriber per year and the ISL Premium shall equal [ ** ] of the Net Premium per Subscriber per month. Notwithstanding Section 12.12, PacifiCare may amend the ISL Premium and ISL Deductible on an annual basis effective each January 1 by providing sixty (60) days prior written notice to IPA."

9.   Attachment A4, COST OF CARE, is amended in full to read as follows:

     Please see Exhibit 1 attached hereto and incorporated herein by this reference.

10. Attachment A5, HOSPITAL CONTROL PROGRAM, is amended in full to read as follows:

     Please see Exhibit 2 attached hereto and incorporated herein by this reference.

11. Attachment A6, PACIFICARE CHOICE CONTROL PROGRAM, is amended in full to read as follows:

     Please see Exhibit 3 attached hereto and incorporated herein by this reference.

12. Attachment C, CAPITATION PAYMENT RATES, is amended in full to read as follows:

     Please see Exhibit 4 attached hereto and incorporated herein by this reference.

13.  Attachment E, PHARMACY CONTROL PROGRAM, is deleted in its entirety.

14. Attachment F, AIDS STOP LOSS PROGRAM, is amended in full to read as follows:

     Please see Exhibit 5 attached hereto and incorporated herein by this reference.



The effective date of this Amendment is January 1, 1995

By signing below, both parties hereto have executed and agreed to this Amendment.


PACIFICARE, INC                         IPA

By: /s/ Chris Wing                      By: /s/ Melvin L. Reich
   ---------------------------------       ------------------------------------
   Chris Wing, Senior Vice President,
   General Mgr.

Date:           1-29-95                 Date:            1/19/95
     -------------------------------         ----------------------------------

                                                                       EXHIBIT 1

                                    ATTACHMENT A4

                                     COST OF CARE

For purposes of this Agreement, the Cost of Care for Medical Services rendered by IPA to Subscribers shall equal:

A. For service rendered by Member Physicians who practice at IPA Facilities:

       Medicine                                        [  **  ]
       Surgery                                         [  **  ]
       Pathology (Anatomical)                          [  **  ]
       Radiology                                       [  **  ]
       Anesthesia                                      [  **  ]

     Payment shall be at the lesser of the rates set forth above or billed charges.

     Payment will be based on CPT coding using the Medicare Resource-Based Relative Value Scale (RBRVS) units. An allowable fee schedule will apply to those services without RBRVS units. Anesthesia services will be based on the American Society of Anesthesiologists (ASA) units.

     Payment to non-physicians (eg. marriage family counselors, psychologists) for psychiatric services will be paid at [ ** ] of the above fee schedule.

     PacifiCare claims adjudication shall be based on CPT coding ground rules and Medicare guidelines. PacifiCare may change such adjudication rules upon 30 days notice.

     PacifiCare reserves the right to audit claims and to make adjustments based on the medical records. Provider shall cooperate with PacifiCare's audits, by providing access to requested claims information and other supporting records. Audits may also be performed at Provider's facilities upon reasonable notice to Provider.

B. For services rendered by Specialist Physicians or Outside Providers, [ ** ] of the fees actually paid.

IPA shall notify PacifiCare of the existence and payment or discount provisions of any agreements between IPA and Specialist Physicians and Outside Providers who render Medical Services to Subscribers.

                                                                      EXHIBIT 2


                                   ATTACHMENT A5

                          1995 UTILIZATION CONTROL PROGRAM

1.     INTRODUCTION

The Utilization Control Program is designed to provide a financial incentive for the control of Hospital Services, in-area Emergency Services and selected other services. The Utilization Control Program utilizes a Withhold Amount as defined below. Risk limitations are included at both the individual Subscriber claim level, through the payment of a reinsurance premium for specific stop loss (the deductible, premium and coinsurance rates are specified in the Budget below); and at the aggregate level, through a percentage limitation on overall shared savings or losses. Calculations are based on Budgets in effect for each month.

  a. WITHHOLD AMOUNT - PacifiCare shall withhold from IPA's monthly Capitation Payment an amount equal to [ ** ] to apply to IPA's share of Budget Deficits, if any. PacifiCare may prospectively adjust the Withhold Amount on a quarterly basis based upon the results of Utilization Control Program calculations. If the Agreement is terminated or non-renewed pursuant to
  Section 6 or Section 7 of the Agreement, Pacificare may choose to adjust the Withhold Amount at the time that the notice of termination or non-renewal is served.

2. UTILIZATION CONTROL PROGRAM BUDGET ("Budget") shall equal the sum of A and B below:

       A. For Hospital Services, [ ** ] and minus the applicable reinsurance premium as set forth in Section 9 to this Attachment A5.

       B. For Pharmacy Services, [ ** ] of the Pharmacy Premium per Subscriber per month, plus [ ** ] per member per month rebate for drugs ("Drug Rebate") ordered through Prescription Solutions during calendar year 1995. Notwithstanding Section 12.12, PacifiCare may amend the Drug Rebate on an annual basis effective each January 1 by providing sixty (60) days prior written notice to IPA.

3. ACTUAL COSTS are defined for purposes of the Utilization Control Program as the sum of the following:

       a. Hospital Services incurred during the period of calculation for which PacifiCare has received a claim and paid, valued at the amount paid by PacifiCare;

       b. For quarterly interim calculations, Hospital Services incurred during the period of calculation for which PacifiCare has received a claim but has not paid, less an average aggregate discount factor (for year-end calculations, only paid claims will be included);

       c. Hospital Services incurred prior to the period of calculation, and paid during the current period;

       d. Prescription drug expenses arranged on behalf of Subscribers assigned to IPA.

       LESS:

       e. Subscriber claim costs for Hospital Services in excess of the Reinsurance Deductible, as set forth in Section 9 to this Attachment A5.

       f. Third party recoveries and coordination of benefits recoveries received during the period of calculation that are associated with current or prior calculation periods.

4.     BUDGET DEFICIT

If the Actual Costs exceed the Budget during any Year, the amount of this excess will be referred to as the Budget Deficit. IPA's share of the Budget Deficit shall be [ ** ] of the Budget Deficit, but not to exceed [ ** ] of the Budget. In the event of a Budget Deficit, PacifiCare shall pay IPA the Withhold Amount, less IPA's share of the Budget Deficit. If IPA's share of the Budget Deficit is greater than the Withhold Amount for the Initial Term, the difference between these amounts (the "Additional Payable Amount") shall be payable by IPA to PacifiCare within thirty (30) days from receipt of the calculation.

5.     BUDGET SURPLUS

In the event that Actual Costs are less than the Budget for any year, this shall be referred to as a Budget Surplus. In the event of a Budget Surplus, PacifiCare shall pay IPA the Withhold Amount, plus the share of savings relative to the bed days per [ ** ] indicated in the following sliding scale schedule:


       Bed Days; Outpt. Surgery              IPA % SHARE OF SAVINGS
                 PTMPY                    Limited to [  **  ] of Budget
       ------------------------           -----------------------------
               Over 269                                [  **  ]

               245 - 269                               [  **  ]

               220 - 244                               [  **  ]

               under 220                               [  **  ]

For the purpose of this calculation, "Bed Days; Outpt. Surgery" shall be defined as acute inpatient days plus outpatient surgeries, minus any acute inpatient days or outpatient surgeries which are covered under the reinsurance program, or are paid through a third party recovery, or through coordination of benefits.

6.     PERIODIC CALCULATIONS

Cumulative calculations of the Utilization Control Program results will be based on calendar quarters. Interim calculations and payments will be made within sixty (60) days of the end of each calendar quarter except for the fourth quarter for which no calculation or payment will be made in anticipation of the final year end settlement. Calculations will be made in accordance with the contractual terms above and the amount of PacifiCare's quarterly payments to or from IPA will be sixty percent (60%) of the amount due in order to adjust for incurred Hospital Service claims not yet received by PacifiCare.

A calendar year-end calculation of the Utilization Control Program shall be made by PacifiCare and payment, if required, shall be made within one hundred twenty
(120) days of the end of the calendar year. If an additional amount is payable by IPA to PacifiCare, such payment is due within thirty (30) days of receipt of calculation.

7.     MONTHLY REPORTING

PacifiCare will distribute a report monthly, on or before the 15th day of the month, that lists the payments made during the previous month for Hospital Services included in the Utilization Control Program.

8. Any hospital or emergency expenses that are considered third party liability, workers compensation claims, or coordination of benefits claims, shall be included in the Utilization Control Program calculations. If, at a later date, these claims are collected from any third party, then an adjustment will be made in the calculations.

9.     REINSURANCE.

The purpose of the reinsurance program described herein is to limit IPA's risk for Hospital Services under the Utilization Control Program to a specified amount per Subscriber per Year (the "Reinsurance Deductible") in return for a payment of a Reinsurance Premium. For the 1995 calendar year, the Reinsurance Deductible shall be [ ** ] and the Reinsurance Premium shall equal [ ** ] of the Net Premium per Subscriber per month. Notwithstanding
Section 12.12, PacifiCare may amend the Reinsurance Premium and Reinsurance Deductible on an annual basis effective each January l by providing sixty
(60) days prior written notice to IPA.

                                                                    EXHIBIT 3
                                   ATTACHMENT A6

                    PACIFICARE POINT OF SERVICE CONTROL PROGRAM


1.     INTRODUCTION

The PacifiCare Point of Service Control Program is designed to provide a financial incentive for the control of In-Network Hospital Services and Out-of-Network Services.

PacifiCare Point of Service Subscriber member months and related In-Network Hospital Service expenses shall not be included in calculating the Conventional Utilization Control Program described in Attachment A5.

2. POINT OF SERVICE BUDGET - shall equal [ ** ] of the Net Premiums billed, [ ** ] specified in Attachment A5, Paragraph 9 in this Agreement for the Reinsurance Deductible specified in Attachment A5, Paragraph 9 of this Agreement for In-Network Hospital Services reinsurance.

3. ACTUAL COSTS applied against the Point of Service Budget will consist of:

  a. In-Network Hospital Services costs incurred during the period of calculation for which PacifiCare has received a claim and paid net of discounts; In-Network Hospital Services incurred prior to the period of calculation and paid during the current period; and for quarterly interim calculations, In-Network Hospital Services incurred during the period for which PacifiCare has received a claim but has not paid, less an average aggregate discount factor (for year end calculations, only paid claims will be included); LESS Subscriber claim costs in excess of the In-Network Hospital Services reinsurance deductible specified above;

  b. Claims paid charges for Out-of-Network Services incurred during the current period; and paid claim charges for Out-of-Network Services incurred but not included in prior period Point of Service Control Program calculations; LESS

  c. Third party liability and coordination of benefit recoveries for In-Network and Out-of-Network Services that are received during the period of calculation

3. SAVINGS DISTRIBUTION - In the event that total charges are less than the earned Point of Service Budget, IPA shall be entitled to participate in a capitation restoration program, whereby IPA shall receive the difference between actual capitation paid for PacifiCare Point of Service Subscribers for the period and the amount IPA would have received had IPA's capitation payments been based on [ ** ] of the rates as defined in Attachment C. Distribution to IPA under this capitation restoration program shall be limited to the savings available pursuant to the Point of Service Control Program calculation. Additionally, IPA shall receive [ ** ] of any remaining savings, if any, after the IPA capitation restoration distribution.

IPA is not at financial risk in the event that total charges exceed the earned Point of Service Budget.

4. PERIODIC CALCULATIONS - The PacifiCare Point of Service Control Program shall be administered on an IPA specific basis. For IPAs with multiple IPA Facilities, the program shall be calculated for each IPA Facility, however savings and payment distributions shall be based on IPA's consolidated results.

Cumulative calculations of the PacifiCare Point of Service Control Program results will be based on calendar quarters in conjunction with Conventional Plan Hospital Control Program calculations, which are within sixty (60) days of the end of each calendar quarter except for the forth quarter for which no calculation or payment will be made in anticipation of the year end settlement. Interim distribution payments will be limited to sixty percent (60%) of calculated savings to account for incurred but not received claims.

Year end calculations and payments of the PacifiCare Point of Service Control Program shall be made within one hundred twenty (120) days of the end of each calendar year.

                                                                    EXHIBIT 4


                                    ATTACHMENT C

                              CAPITATION PAYMENT RATES

The monthly Capitation Payment which PacifiCare shall pay IPA shall equal IPA's cumulative shares of the Percent of Premium. The Percent of Premium designated by PacifiCare for payment for Medical Services shall equal
[ ** ] of the Net Premiums per Subscriber per month, minus the applicable ISL premium as identified in Attachment A3. IPA's portion of the Percent of Net Premium shall equal IPA's cumulative share per employer group based upon the number of men, women and children Subscribers of such employer group designating IPA as their Participating Medical Group for the month of Capitation Payment."

An Experience-Rated Plan is a non-federally qualified plan in which the employers' premium is partially deferred and/or adjusted to reflect the actual medical costs incurred by the employers' Subscribers. For Experience-Rated Plans, the percent of premium for Capitation Payment purposes shall be calculated as a percent of the Actuarial Experience Rate, rather than of gross premiums billed. The Actuarial Experience Rate is calculated by the same method used to determine the premium for federally qualified plans, except that trended claims/utilization data may be considered to determine expected medical costs, and PacifiCare's administrative retention may be adjusted to reflect actuarial risk taken by the employer instead of PacifiCare. The Actuarial Experience will also be higher than billed premiums where employer premiums are partially deferred.

IPA acknowledges that [ ** ] of the above gross Capitation Payment rate is designated as the value for providing the utilization data described in Paragraph 8.03. Should IPA fail to submit such data, which was reasonably within the control of IPA to submit, within ninety (90) days of the date of service, PacifiCare shall permanently withhold [ ** ] of the IPA's Capitation Payment rate for each month IPA fails to submit such data. The Capitation Payment shall be subject to retroactive adjustment by PacifiCare based upon subsequent eligibility determinations of Subscribers designating IPA as their Participating Medical Group. Such retroactive adjustments shall be made within one hundred eighty (180) days after the end of the month for which the applicable Capitation Payment applies. The methodology for determining IPA's Capitation Payment is more fully set forth in the PacifiCare Provider Policies and Procedures Manual in Attachment D hereto.

PACIFICARE POINT OF SERVICE CAPITATION PAYMENTS

Capitation Payments for PacifiCare Point of Service Plan Subscribers will be determined in the same manner as for Conventional Plan Subscribers, except as provided in this paragraph. IPA's Capitation Payment for PacifiCare Point of Service Plan Subscribers shall equal the Percent of Premium specified in this Attachment C multiplied by [ ** ] of the Premium billed by PacifiCare each month for coverage of Subscribers designating IPA as their Participating Medical Group, less [ ** ] the ISL Premium Rate specified for the Individual Stop Loss Program noted in Attachment A3.

PacifiCare shall provide IPA appropriate documentation in support of the actual Capitation Payment made. Should IPA desire additional billing information, PacifiCare shall make available for inspection other mutually agreed upon documents, upon thirty (30) days prior written notice from IPA. IPA shall have the right to reasonably audit PacifiCare's books and records directly relating only to IPA's Capitation Payment determinations upon thirty (30) days prior written notice at IPA's sole expense.

URGENT CARE

In consideration of IPA's operation of an approved Urgent Care Center, PacifiCare shall pay to IPA an additional [ ** ] per member per month. It is understood that the Urgent Care Center meets approved criteria, as referenced in Attachment I, on an ongoing basis in order to qualify for this adjustment.

DURABLE MEDICAL EQUIPMENT (DME)

In consideration of IPA providing durable medical equipment pursuant to the PacifiCare Health Plan, PacifiCare shall pay IPA an additional [ ** ] per member per month. DME includes but is not limited to corrective appliances, artificial aids, and prosthetics.

MATERNITY PAYMENTS

For term pregnancies delivered within nine (9) months of a Subscriber's initial assignment to IPA, PacifiCare shall pay IPA [ ** ] at the time of processing the inpatient obstetrical claim.

MAMMOGRAPHY SERVICES

IPA shall receive [ ** ] for each screening and diagnostic mammography study performed above the 1987 PacifiCare wide baseline, specific to the PacifiCare commercial program, for such studies. (This baseline equals [ ** ] studies per [ ** ] adult females per Year.)

The amount due to IPA shall be calculated based upon utilization date submitted by IPA and shall be paid within one hundred fifty (150) days of the end of the Year. Such utilization data must be received by PacifiCare within ninety (90) days of calendar year end to be included in this reimbursement program.

                                                                       EXHIBIT 5

                                     ATTACHMENT F

                                AIDS STOP LOSS PROGRAM


PacifiCare agrees to provide additional financial protection to IPA for the cost of Medical Services rendered to Subscribers who have "Acquired Immunodeficiency Syndrome" (AIDS). Subscribers who are eligible for this program are as follows:

     Subscribers who are admitted to a hospital or referred to home health care for the treatment of an opportunistic infection and have been diagnosed with clinical AIDS according to the current Case Definition of AIDS used by the Center for Disease Control (CDC) for National Reporting (CDC-reportable
     AIDS).

Once PacifiCare's Medical Services Department has verified that a Subscriber meets the definition above, further expenses for Medical Services associated with the Subscriber's AIDS care will be paid by PacifiCare as defined by Cost of Care in Attachment A4 hereto. THE CONDITION FOR WHICH TREATMENT IS RENDERED MUST BE DIRECTLY RELATED TO AIDS. EXPERIMENTAL TREATMENT IS NOT COVERED. To receive reimbursement, IPA must submit a Stop Loss claim to PacifiCare indicating the date the Subscriber became eligible for the AIDS Stop Loss Program and the expenses incurred on behalf of the Subscriber after the effective date. IPA may include claims under the AIDS Stop Loss Program commencing on the date the Subscriber was admitted to the hospital, or on the date home health care was provided the Subscriber, pursuant to the eligibility criteria noted above. Expenses for Medical Services pertaining to AIDS care rendered from January 1, through December 31 of each calendar year, will be included in the AIDS Stop Loss Program. A final claim must be filed for such Medical Services by each March 31 to be included in this AIDS Stop Loss Program.

All claims submitted for consideration under the AIDS Stop Loss Program must be processed and coordinated in a confidential manner. Inquiries for determining such procedures should be directed to PacifiCare's Medical Director.